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                                                                    EXHIBIT 10.1

                              ASSIGNMENT AGREEMENT

     This ASSIGNMENT AGREEMENT (the "Agreement") is entered into as of January 23, 2004, by and among VESTIN MORTGAGE, INC., a Nevada corporation ("Vestin Mortgage"), VESTIN FUND I, LLC, a Nevada limited liability company ("Vestin Fund I") and VESTIN FUND II, LLC, a Nevada limited liability company ("Vestin Fund II"), the principal place of business and post office address of which are 2901 El Camino Avenue, Suite 206, Las Vegas, Nevada 89102 (collectively sometimes referred to herein as the "Assignors"), on the one hand, and OWENS FINANCIAL GROUP, INC., a California corporation ("Owens Financial") and OWENS MORTGAGE INVESTMENT FUND, a California limited partnership ("Owens Mortgage Investment Fund") the principal place of business and post office address of which are 2221 Olympic Boulevard, Walnut Creek, California 94595 (collectively sometimes referred to herein as the "Assignees"), on the other hand, with reference to the following:

                                    RECITALS

     A. Vestin Fund I is a direct participation program registered with the Securities and Exchange Commission ("SEC") that provides financing secured by deeds of trust or mortgages on real property. Vestin Fund I owns loans in the approximate principal amount of One Hundred Million Dollars ($100,000,000.00).

     B. Vestin Fund II is an SEC-registered direct participation program that provides financing secured by deeds of trust or mortgages on real property. Vestin Fund II owns loans in the approximate principal amount of Four Hundred Million Dollars ($400,000,000.00).

     C.   Vestin Mortgage is the manager of Vestin Fund I and Vestin Fund II.

     D. Owens Mortgage Investment Fund is an SEC-registered public partnership that provides financing and owns notes secured by deeds of trust and mortgages on real property.

     E.   Owens Financial is the general partner of Owens Mortgage Investment
Fund.

     F. Each of the Assignors desires to assign to the Assignees all of that Assignor's rights and obligations with respect to those certain loans set forth on Exhibit "A" hereto (the "Participation Pool") to the extent of the Assignees' Participation Interest (as hereinafter defined), all upon the terms and subject to the conditions set forth herein, and each of the Assignees wishes to acquire and accept the assignment of such rights and to assume such obligations from the Assignors on such terms and subject to such conditions.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions:   Each of the capitalized terms used in this Agreement
shall have the respective meaning accorded to it in this Section 1:

     "Agreement" shall mean this Assignment Agreement as amended, modified or restated in accordance with the terms hereof.
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     "Assignees' Participation Interest" shall mean the Assignees' interest in the Loans included in the Participation Pool and the corresponding Loan Documents, expressed in terms of dollars or a percentage (as the case may be).

     "Assignors' Participation Interest" shall mean the Assignors' interest in the Loans included in the Participation Pool and the corresponding Loan Documents, expressed in terms of dollars or a percentage (as the case may be).

     "Assignment" shall mean the actual recorded assignment of a specific Participation Interest in a Loan.

     "Bankruptcy Proceeding" shall mean, with respect to any person or entity ("Person"), a general assignment by such Person for the benefit of its creditors, or the institution by or against such Person of any proceeding seeking its relief as debtor, or seeking to adjudicate such Person as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of such Person or its debts, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial part of its property.

     "Borrower" shall mean any person or entity that obligates itself or its property as security for a Loan included in the Participation Pool.

     "Collateral" shall mean, as to all of the Loans in the Participation Pool, all of the real and personal property security that is pledged as collateral under the Loan Documents.

     "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an event of default pursuant to the Loan Documents relating to any Loan in the Participation Pool.

     "Interest Rate" shall mean the rate of interest to be paid to the Assignees with respect to the Loans in the Participation Pool. This rate shall be a fixed rate for the portion of the term of each Loan while it has been assigned to the Assignees and shall be set forth at the time of the Assignment in a side letter between the Assignors and the Assignees.

     "Late Charges" shall mean the late charges and or default rate charged to Borrowers in the event of late payments or a Default under the Loan Documents.

     "Loan Documents" shall mean all of the various notes, deeds of trusts, guarantees, title polices, security agreements, loan agreements, assignment of rents and profits and other documents and instruments evidencing a Loan included in the Participation Pool.

     "Loan" shall mean the indebtedness of each of the Borrowers owed to any of the Assignors.

     "Priority of Payment" shall mean the order in which payments are to be made hereunder to the Assignors and to the Assignees.

     "Participation Pool" shall mean those Loans more fully identified and described on Exhibit "A" attached hereto in which the Assignees shall acquire an interest hereunder in a principal amount of up to Twenty-Million Dollars ($20,000,000.00).


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         "Substitution of Security" shall mean the exchange of one Loan in the
Participation Pool for a different Loan having an equal principal amount.

         2.       ASSIGNMENT AND ASSUMPTION.

                  2.1 ASSIGNMENT. Subject to the terms and conditions of this Agreement, as of the Effective Date each of the Assignors hereby jointly and severally sells, transfers and assigns to the Assignees, without representation or warranty (except as expressly provided in this Agreement), and the Assignees hereby purchase, assume and undertake from the Assignors: (i) that portion of the Assignors' rights and obligations under the Loan Documents for all of the Loans in the Participation Pool, in the amount of the Assignees' Participation Interest as more fully set forth on Exhibit "B" to this Agreement; and (ii) all related rights, benefits, obligations, liabilities and indemnities of the Assignors under the Loan Documents for all of the Loans in the Participation Pool to the extent of the Assignees' Participation Interest therein.

                  2.2 ASSUMPTION. As of the Effective Date, the Assignees shall succeed to all of the rights and assume all of the obligations of the Assignors under the Loan Documents for all of the Loans in the Participation Pool, but only to the extent of the Assignees' Participation Interest. Each of the Assignees agrees that it will perform, in accordance with the terms of the Loan Documents for all of the Loans in the Participation Pool, all of the obligations that are required to be performed by it as a lender thereunder. It is the intent of the parties hereto that, as of the Effective Date, the Assignors shall relinquish all of their rights and be released from all of their obligations under the Loan Documents for all of the Loans in the Participation Pool to the extent that such rights have been assigned to, and such obligations have been assumed by, the Assignees pursuant to the terms hereof.

                  2.3 PARTICIPATIONS INTERESTS. After giving effect to the assignment and assumption set forth herein, on the Effective Date, the respective Participation Interests of the Assignors and the Assignees in all of the Loans in the Participation Pool shall be as set forth on Exhibit "B" hereto.

         3. PAYMENT BY THE ASSIGNEES. At or before 3:00 p.m., Pacific Time, on the Effective Date, the Assignees shall pay to Vestin Mortgage, for the benefit of all Assignors, in immediately available funds, the following amount, for the Assignees' Participation Interest in the Loans in the Participation Pool, pursuant in the following payment instructions:

         Wire to:
         Vestin Fund II, LLC, Investment Account
         Account #153790381963
         at US Bank ABA #121201694

         4. REALLOCATION OF PAYMENTS. Any interest, fees and other payments payable to the Assignors with respect to the Loans in the Participation Pool that have accrued up to the Effective Date with respect to the Assignees' Participation Interest shall be for the account of the respective Assignors. Any such interest, fees and other payments accrued on and after the Effective Date with respect to the Assignees' Participation Interest shall be for the account of the Assignees. Each of the Assignors and the Assignees agrees that it will hold in trust for the other parties any interest, fees and other amounts which it may receive to which the other parties is entitled pursuant to the preceding sentence and pay to that other party any such amounts which it may receive promptly upon receipt thereof; provided, that all payments for the account of any Assignor shall be paid to Vestin Mortgage, for the benefit of the respective Assignor, and all payments for the account of either Assignee shall be paid to Owens Financial, for the benefit of the respective Assignee.

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     5. INDEPENDENT CREDIT DECISION: APPOINTMENT OF AGENT.

          5.1 INDEPENDENT CREDIT DECISION. Each of the Assignees: (i) acknowledges that it has received a copy of each and every one of the Loan Documents, as well as such other documents and information as it has deemed appropriate in order to make its own credit and legal analysis and decision to enter into this Agreement; and (ii) agrees that it will, independently and without reliance upon the Assignors and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal analyses and decisions in taking or not taking action under the Loan Documents.

          5.2 APPOINTMENT OF AGENT. Each of the Assignees hereby appoints and authorizes Vestin Mortgage to act as the Assignee's agent on its behalf and to exercise such powers under the terms of the Loan Documents as the respective Assignor as lender is authorized to exercise by the terms thereof, together with such other powers as are reasonably incidental thereto. Notwithstanding the foregoing, Vestin Mortgage agrees that, so long as any portion of a Loan is outstanding or unpaid, it shall, for the benefit of each of the Assignees:

                 (i) notify Owens Financial, on behalf of the Assignees, by telephone and in writing, before taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedy under any of the Loan Documents; and

                 (ii) refrain from selling any Loan in the Participation Pool, or accepting any substitute guaranty, substitute collateral, or any other security for any Loan in the Participation Pool, without the consent of the Assignees; provided, that in the event that the Assignees refuse to consent to such requested action, Vestin Mortgage may either repurchase the Assignees' Participation Interest relating to the Loan in question for the amount of principal and accrued interest outstanding thereunder or provide the Assignees a Substitution of Security acceptable to Assignees, in their sole discretion.

     6. EFFECTIVE DATE. The effective date for this Agreement (the "Effective Date") shall be the date set forth as such on Exhibit "B" hereto. On or before the Effective Date, each and every one of the following conditions precedent shall have been satisfied in full or shall have been waived by the party or parties for whose benefit the condition was to be satisfied:

                 (i) this Agreement shall have been executed by all of the Assignors and the Assignees and delivered to each;

                 (ii) the representations and warranties of each of the Assignors and the Assignees contained in this Agreement shall be true and correct on the Effective Date as if made thereon; and

                 (iii) each of the Assignors and the Assignees shall have paid all sums required to be paid by it, whether pursuant to Sections 3 and 4 hereof or otherwise.

     7.  REPRESENTATIONS AND WARRANTIES.

          7.1 REPRESENTATIONS OF THE ASSIGNORS. Each of the Assignors represents and warrants to the Assignees that: (i) it is the legal and beneficial owner of the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim or lien other than those which it has already disclosed to the Assignees in writing; (ii) it is duly organized and validly existing under the laws of the jurisdiction in which it was organized and is duly qualified to do business in each jurisdiction in which it engages in business, and it has the full power and authority

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to take, and has taken, all action necessary to execute and deliver this
Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement and, no further action taken by, notice to or filing with any person is required of it for such execution, delivery or performance; (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of that Assignor, enforceable against that Assignor in accordance with the terms hereof, subject (as to enforcement) to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors rights and to general equitable principles;
(v) there exists no Default under any of the Loan Documents; and (vi) it holds all licenses that are required, and has complied with all laws and regulations with which it must comply, in order for it lawfully to engage in the businesses in which it is currently engaged.

                 7.2 Representations of the Assignees. Each of the Assignees represents and warrants to the Assignors that: (i) it is duly organized and validly existing under the laws of the jurisdiction in which it was organized and is duly qualified to do business in each jurisdiction in which it engages in business, and it has full power and authority to take, and has taken, all actions necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement and no further action by, notice to or filing with any person is required of it for such execution, delivery or performance; and (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of that Assignee, enforceable against that Assignee in accordance with the terms hereof, subject (as to enforcement) to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

         8.      Additional Obligations of the Assignors.

                 8.1 Payment Obligations. Each of the Assignors shall promptly pay over to Owens Financial, for the benefit of the Assignees, all amounts received by that Assignor in connection with the Assignees' Participation Interest.

                 8.2 Accountings. Each of the Assignors agrees to provide to Owens Financial, for the benefit of the Assignees, upon reasonable request but in no event more frequently than once a month, a statement of all payments received in respect of the Loans in the Participation Pool.

                 8.2 Additional Information. Each of the Assignors shall promptly provide to Owens Financial, for the benefit of the Assignees, a copy of all financial statements and reports of operating results and other documents and information received by that Assignor in its capacity as a lender pursuant to the Loan Documents. Each of the Assignors shall have a duty and responsibility to provide Owens Financial, for the benefit of the Assignees, with any credit or other information concerning the affairs, financial condition or business of any of the Borrowers which may come into the possession of that Assignor, including financial statements, credit reports and any other documents and information.

                 8.4 Recourse Against the Assignors. Each of the Assignees shall have full recourse against any or all of the Assignors for the amounts payable by the terms of this Agreement, whether as a result of an Assignor's failure to comply with the terms of this Agreement, including the


                                       5
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Priority of Payment or otherwise. The joint and several obligations of each
Assignor with respect to such payments shall be to remit to Owens Financial, for the benefit of the Assignees, a monthly payment based upon the Interest Rate calculated on the Assignees' Participation Interest and the principal amount of Assignees' Participation Interest when a Loan is paid off or matures, all in accordance with the Agreement.

          8.5 Duty of Care. Each of the Assignors will exercise the same duty of care in administering the Loans as if the Loans were made entirely for that Assignor's own account; provided, however, that the Assignors' liability in this regard shall be limited to the amount of Assignees' Participation Interest and the amount payable thereon at the Interest Rate, except for a loss due to an Assignor's gross negligence, willful acts or misconduct, in which case the foregoing limitation of Assignors' liability shall not apply.

     9.  Limitation on Liability of the Assignors.

          9.1 Reliance. Each of the Assignors shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram, cable or telecopy) reasonably believed by it to be genuine and correct and to have been signed or sent by Owens Financial on behalf of the Assignees. Should approval of any action, any inaction or any proposed course of conduct in administering the Loans (either before or after the occurrence of a Default) be requested in writing by Vestin Mortgage from the Assignees, Owens Financial (on behalf of the Assignees) shall approve or deny such request in writing and shall deliver the writing to Vestin Mortgage within ten calendar days after receipt of the request. If Owens Financial fails to respond to such request within the specified ten calendar day period, such failure shall not be deemed to be a consent to such request.


          9.2 Further Limitation. Subject to the provisions of Section 8.4 hereof and any other provision of this Agreement to the contrary, none of the Assignors shall have liability, either express or implied, for (i) the collectibility of the Loans made to Borrowers under, or the enforceability of, any of the Loan Documents; (ii) the financial condition or creditworthiness of any of the Borrowers; (iii) any credit or other information furnished by the Borrowers to any Assignor; or (iv) the value of any Collateral.

     10.  Administration of the Loans.

          10.1 Administration and Servicing. In administering and servicing the Loans, Vestin Mortgage shall act on behalf of the Assignors as to the Assignors' Participation Interest in the Loans and Owens Financial shall act as agent for the Assignees with respect to the Assignees' Participation Interest in the Loans. Vestin Mortgage agrees to utilize its own facilities and equipment and its own employees and other persons authorized under the Loan Documents in the administering and servicing of the Loans, all without cost to the Assignees.

          10.2 Duties of Vestin Mortgage. In its administering and servicing of the Loans, Vestin Mortgage shall perform the following duties (the enumeration of said duties not being intended to limit the duties to be performed by Vestin Mortgage in accordance with the foregoing Section 10.1), shall be subject to the following restrictions and shall have the following rights:

               a. Vestin Mortgage shall hold, for the benefit of the Assignees, in its possession at its principal office, executed originals of all of the Loan Documents for each Loan in the Participation Pool, and shall deliver conformed copies of each thereof to Owens Financial for the benefit of the Assignees.

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         b.       In the event that any legal expenses or other expenses for the preservation of the Collateral or for the enforcement of the Loans are incurred by an Assignor in connection with the Loans on or after or in connection with the occurrence of a Default or the enforcement of any the Loan Documents (including fees of counsel and other expenses), the Assignors alone shall bear and advance all such costs. Upon receipt of reimbursement for such expenses from a Borrower or any other person, the Assignors alone shall be entitled to retain such reimbursement. Neither of the Assignees shall be obligated to reimburse any Assignor for any such costs.

         c. Each of the Assignors shall use reasonable efforts to collect all payments of principal, interest and fees due from the Borrowers under the Loan Documents and shall remit to Owens Financial, for the benefit of the Assignees, on or before the 7th but not later than the 11th of each and every month, a payment calculated at the Interest Rate based on the outstanding balance of the Assignees' Participation Interest. Assignor shall pay to Assignee a late charge of ten percent (10.00%) per annum of the payment, or any portion thereof, not received by Assignee by the 11th of the month. Vestin Mortgage shall concurrently provide Owens Financial, for the benefit of the Assignees, with an accounting of all monies received in connection with each Loan as to which the Assignees hold a Participation Interest.

         d. If any payment received by an Assignor and distributed or credited to an Assignee is later rescinded or is otherwise required to be returned by that Assignor to a Borrower for whatever reason (including, without limitation, settlement of an alleged claim), the Assignee shall be entitled to retain such payment so received. The covenant contained in this paragraph shall survive the termination of this Agreement.

         e. Each of the Assignors shall maintain such books and records relating to the Loans as it would were the Loans made solely by that Assignor, which books and records shall be made available to Owens Financial, for the benefit of the Assignees, at the Assignor's main branch in Las Vegas, Nevada at all reasonable times for purposes of inspection, examination and audit upon no less than forty-eight (48) hours prior notice.

         f. During the term of this Agreement, each of the Assignors shall provide to Owens Financial, for the benefit of the Assignees, complete and current information as to the accrual status of the Loans and the status of principal and interest payments, and all information supplied by Borrowers in connection with the Loans. Each of the Assignees will treat all such information as confidential, except that disclosure thereof may be made if required by law or the order of a court having jurisdiction.

         g.       No Assignor shall, without written consent of the Assignees:
(i) release, or agree to the substitution of other collateral or security for, any portion of the Collateral; (ii) grant any release in favor of the Borrowers under the Loan Documents, or waive its rights to enforce the obligations of the Borrowers; (iii) agree to the revision, modification or amendment of any of the Loan Documents; or (iv) consent to or accept the cancellation or termination of any of the Loan Documents, except upon payment in full of each Loan. Subject to the foregoing limitations and until the occurrence and declaration of a Default under the Loan Documents and Borrowers' failure to promptly cure same, Vestin Mortgage shall have the right to make decisions in connection with the day-to-day administration and servicing of the Loans relating to inspections, review of financial data and other matters of an ordinary nature involved in the administration and servicing of the Loans without the Assignees' prior review or approval.


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                  h.       If any Default shall occur under any of the Loans,
the Assignors shall use reasonable efforts in accordance with the Loan Documents to cause the Borrowers, any guarantors and/or any limited guarantors to remedy the Default.

                  i. If any Assignor becomes aware of any damage to or actual or potential condemnation affecting any material portion of the Collateral, that Assignor will promptly notify Owens Financial, on behalf of the Assignees. The proceeds of any insurance recovery or condemnation award received by any Assignor and not immediately disbursed or applied to the repayment of the Loan or not otherwise distributed by that Assignor shall be deposited in an interest-bearing account, in trust for the Assignors and the Assignees, and the income, if any, received by that Assignor from such account and not payable to others shall be shared with the Assignees in accordance with the terms of this Agreement and the interests of the parties.

         11. Payment Priorities between the Assignors and the Assignees. Each of the Assignors and the Assignees agrees that all payments and/or prepayments of principal due on the Loans, received by any Assignor, shall be held for the account of the Assignees and the Assignors as their respective interests may appear, and such payments shall be applied in the following order of priority: (i) first, to the payment of that portion of principal of the Loans provided by the Assignees; (ii) second, to the payment of any accrued or outstanding interest due either Assignee at the Interest Rate; and (iii) third, to the payment of that portion of the principal of the Loans provided by the Assignors. In the event of a Default under the Loan Documents, each of the Assignors agrees to substitute an alternative Loan acceptable to the Assignees in the Assignees' sole discretion. In the event that no acceptable alternative Loan offered by Assignors is acceptable to Assignees, the Assignors will purchase the Assignees' Participation Interest for the outstanding principal balance of that Participation Interest plus any accrued interest within ten (10) calendar days of Assignees' request. In the event of such Default under the Loan Documents, no Assignor shall be entitled to receive any payment of its pro rata share of the principal of the Loans in question until the Assignees have received payment in full of their Participation Interest in the principal of the Loans and all accrued interest, late charges, default interest and any other charges payable to the Assignees under this Agreement.

         12.      Defaults Under Loan Documents:

                  12.1 Information. If foreclosure or similar proceedings are commenced under the Loan Documents, the Assignors shall keep the Assignees informed as to the progress of the proceedings.

                  12.2 Buy-Out Rights. If any Assignor (or a nominee acceptable to the Assignees) shall acquire title to all or any part of the Collateral securing a Loan, the Assignor shall, upon demand of the Assignees, buy out the Assignees' Participation Interest in such a loan at the sole and absolute discretion of the Assignees.

         13. Repurchase Rights. Each of the Assignors will repurchase the Assignees' Participation Interests at the Assignees' sole and absolute discretion at any time "for cause." The term "for cause" shall be limited to an Assignor's (i) material breach of the terms of this Agreement, (ii) fraud committed against a Borrower or an Assignee, or (iii) criminal acts committed against a Borrower or an Assignee.


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
         14. Termination of this Agreement. Upon final payment in full of the Loans and all obligations owing to the Assignees hereunder, this Agreement shall terminate; provided, however, if all or any part of any payments to the Assignees are invalidated or set aside or required to be repaid to any Person in any Bankruptcy Proceeding or otherwise, then this Agreement shall be renewed as of such date and shall thereafter continue in full force and effect to the extent of the Loan so invalidated, set aside or repaid. If any portion of this Agreement is declared to be invalid or unenforceable, then the remaining portions of the Agreement shall remain in full force and effect.

         15. Indemnification of the Assignees. Each of the Assignors hereby jointly and severally indemnifies each of the Assignees for all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Assignees' or any one of them, in any way relating to or arising out of this Agreement or the Assignees' participation in any Loan, or by any action brought by any Borrower, including all claims relating to the originator of the Loans, except for the gross negligence or willful misconduct of the Assignees or the breach by the Assignees of the terms of this Agreement.

         16.      Miscellaneous.

                  16.1 Amendments. Any amendment or waiver of any provision of this Agreement shall be in writing, signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

                  16.2 No Set-Off. All payments made hereunder shall be made without any set-off or counterclaim.

                  16.3 Costs and Expenses. Each of the Assignors and the Assignees shall pay its own costs and expenses incurred in connection with the negotiation, preparation and execution of this Agreement.

                  16.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which when taken together shall be deemed to constitute one and the same instrument.

                  16.5 Further Assurances. Each of the Assignors and the Assignees hereby agrees to execute and deliver such other instruments, and take such other actions, as any other party may reasonably request of it, including the delivery of any notices or other documents or instruments to any Borrower which may be required in connection with the assignment and assumption contemplated hereby.

                  16.6 Choice of Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of laws principles thereof. Any dispute arising hereunder shall be heard by a court of competent jurisdiction sitting in Contra Costa County, California.

                  16.7 Attorneys' Fees and Costs. In the event that a dispute arises among the parties with respect to this Agreement or the respective rights and obligations of the parties hereunder, the prevailing party shall be awarded in costs and all attorneys' fees incurred by it in connection with such dispute.



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          16.8      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES ANY
RIGHT IT MIGHT HAVE TO REQUIRE A DISPUTE HEREUNDER TO BE HEARD BY A JURY.

          16.9 TIME. Time of the essence with respect to the performance by each party hereto of its respective obligations hereunder.

          16.10. NOTICES. All notices shall be given in writing, to the address of the party to be notified as set forth in the Preamble hereof.

                      [Execution Page Follows Immediately]




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     IN WITNESS WHEREOF, each of the Assignors and the Assignees has caused this Agreement to be executed and delivered by its duly authorized representative as of the Effective Date.

VESTIN MORTGAGE, INC.                        OWENS FINANCIAL GROUP, INC.
a Nevada corporation                         a California corporation


By:  /s/ Daniel B. Stubbs                    By: /s/ [ILLEGIBLE]
     ---------------------------------          --------------------------------
     Daniel B. Stubbs                        Its  Senior Vice President
Its: Senior Vice President                      --------------------------------


VESTIN FUND I, LLC,                          By: /s/ [ILLEGIBLE]
a Nevada limited liability company              --------------------------------
                                             Its  President
By:  Vestin Mortgage, Inc., a                   --------------------------------
     Nevada corporation, Manager


By:  /s/ Daniel B. Stubbs                    OWENS MORTGAGE INVESTMENT FUND,
     ---------------------------------       a California corporation
     Daniel B. Stubbs
Its: Senior Vice President
                                             BY OWENS FINANCIAL GROUP, INC.
                                                  a California corporation
VESTIN FUND II, LLC,                         ITS: General Partner
a Nevada corporation

By:  Vestin Mortgage, Inc., a
     Nevada corporation, Manager
                                             By: /s/ [ILLEGIBLE]
                                                --------------------------------
By:  /s/ Daniel B. Stubbs                    Its Senior Vice President
     ---------------------------------          --------------------------------
     Daniel B. Stubbs
Its: Senior Vice President
                                             By: /s/ [ILLEGIBLE]
                                                --------------------------------
                                             Its President
                                                --------------------------------

                                   EXHIBIT A
                                LOANS COMPRISING
                             THE PARTICIPATION POOL




VESTIN LOAN              NAME OF                            LOAN
NUMBER                   BORROWER                           AMOUNT
-------------------------------------------------------------------------------
Loan #901-05-03          Red Mountain Resorts               $3,500,000.00

Loan #920-10-03          Emerald Suites Bonanza             $6,800,000.00

Loan #915-08-03          Presidio Kauai                     $23,000,000.00*


* Incrementally funded loan. Figure indicated reflects total loan amount. Amount funded to date is $14,781,272.00.

                                   EXHIBIT B

                                     PART I

                                 Participations

Red Mountain Resorts
--------------------
Assignors: 42.85%
Assignees: 57.15%

Emerald Suites
--------------
Assignors: 41.17%
Assignees: 58.83%

Presidio Kauai
--------------
Assignors: 69.56%
Assignees: 30.44%
(Incrementally funded loan - figures indicated are based on loan as fully funded. Actual amount after the agreement will be 52.65% Assignor / 47.35% Assignee based on a principal balance of $14,781,272,00)


                           Advances Before Agreement
                           -------------------------

Assignors:

Red Mountain        $3,500,000.00
Emerald Suites      $6,800,000.00
Presidio Kauai      $23,000,000.00 (Incrementally funded loan. Figure indicated
                    reflects total loan amount. Amount funded to date
                    is $14,781,272.00)

Assignees:

Red Mountain        $0.00
Emerald Suites      $0.00
Presidio Kauai      $0.00

                            Advances After Agreement
                            ------------------------

Assignors:

Red Mountain        $1,500,000.00
Emerald Suites      $2,800,000.00
Presidio Kauai      $16,000,000.00 (Incrementally funded loan. Figure indicated
                    is based on the total loan amount. Assignor's actual balance after agreement will be $7,781,272 based on a principal
                    balance of $14,781,272.00)

Assignees:

Red Mountain        $2,000,000.00
Emerald Suites      $4,000,000.00
Presidio Kauai      $7,000,000.00

                                     PART 2

Assignee:   OWENS FINANCIAL GROUP, INC., a California corporation and
            OWENS MORTGAGE INVESTMENT FUND, a California limited partnership


Lending Office:   2221 Olympic Blvd., Walnut Creek, CA 94595


Address for Notices:  c/o William E. Dutra, Senior Vice President
                      2221 Olympic Blvd./ P.O. Box 2400
                      Walnut Creek, CA 94595

                      With a copy to Lender's Counsel:
                      Law Office of A. Nick Shamiyeh
                      2221 Olympic Blvd., Suite 100
                      Walnut Creek, CA 94595


Wiring Instructions:  CALIFORNIA BANK & TRUST
                      COMMERCIAL BANKING DIVISION
                      465 California Street
                      San Francisco, CA 94104
                      ABA #121002042
                      Account #017002445-70
                      Owens Financial Group General Account


                                     PART 3


Effective Date:  January 23, 2004